Exhibit 99.1

Vistra to Create “Vistra Vision,” a Leading Zero-Carbon Generation and

Retail Platform, Through the Acquisition of Energy Harbor

Vistra Board increases aggregate share repurchase authorization by $1 billion; remaining ~$1.8 billion authorization expected to be completed by year-end 2024

Highlights

•

Transaction will combine Energy Harbor’s nuclear and retail businesses with Vistra’s nuclear and retail businesses and Vistra Zero renewables and storage projects under a newly formed subsidiary holding company, referred to generally as “Vistra Vision.”

•	Accelerates the growth of Vistra’s zero-carbon operations, adding ~4,000 megawatts (MW) of nuclear capacity and ~1 million retail customers.

•

In total, Vistra Vision will be a large-scale ~7,800 MW zero-carbon generation business with ~5 million retail customers across the United States, and it will also have access to a growth pipeline of ~1,100 MW of additional renewables projects.

•

Consideration to Energy Harbor for this combination includes $3 billion cash and a 15% ownership interest in Vistra Vision; in addition, Vistra Vision will assume ~$430 million of net debt from Energy Harbor. Most Energy Harbor shareholders will receive cash at closing, and the two largest shareholders, Avenue Capital Group and Nuveen, will receive a combination of cash and the 15% ownership interest.

•	Transaction is expected to generate at least $125 million in annual run-rate synergies by year-end 2025 from increased scale, optimized operations, and cost structure efficiencies.

•	Vistra will own 85% of Vistra Vision as well as 100% of the entities holding its remaining conventional generation assets, referred to generally as “Vistra Tradition.”

•

Vistra does not expect any significant changes to its capital allocation plan, including its long-term net leverage target of less than 3x (excluding any non-recourse financing at Vistra Vision), and the expected return of capital to its shareholders by way of the expected $300 million in annual dividends and at least $1 billion of share repurchases each year.

•	Vistra to host a conference call today, March 6, 2023, at 9:00 a.m. Eastern.

IRVING, Texas — March 6, 2023 — Today, Vistra Corp. (NYSE: VST) announced that it has executed a definitive agreement with Energy Harbor Corp., pursuant to which Energy Harbor will merge with and into a newly-formed subsidiary of Vistra. The transaction will combine Energy Harbor’s nuclear and retail businesses with Vistra’s nuclear and retail businesses and Vistra Zero renewables and storage projects under a newly-formed subsidiary holding company, referred to generally as “Vistra Vision.” This combination creates a leading integrated retail electricity and zero-carbon generation company with the second-largest competitive nuclear fleet in the country, along with a growing renewables and energy storage portfolio. The agreement has been approved by both companies’ boards of directors. Sufficient stockholder approval for the transaction has been committed through support agreements signed by a majority of the Energy Harbor stockholders.

Vistra – Press Release

March 6, 2023, Page 2

Vistra President and CEO Jim Burke stated, “We are excited to announce this unique combination and the many benefits it brings to our key stakeholders – customers, employees, communities, and shareholders. Vistra has been focused on responsibly transitioning our power generation profile, and though we’ve made significant progress over the past several years, there are few opportunities to grow a reliable and dispatchable zero-carbon generation portfolio at scale this quickly. As our country navigates a massive energy transition to cleaner sources of electricity, nuclear energy provides the unique capability of being both carbon-free and a dependable, always-on source of reliable power. With the enactment of the zero-emission nuclear production tax credit (I.R.C. Sec. 45U), nuclear power generation now has down-side protection against lower power prices, resulting in tremendous upside opportunity compared to other generation with similar attributes.”

Burke continued, “This transaction provides the first opportunity to unlock the value of our Vistra Zero portfolio, and we’ve structured it in a way that aligns squarely with our capital allocation plan so that we can continue our share repurchase program and dividend payments as we originally announced in November 2021. Importantly, Vistra will continue its focus on an integrated model, ensuring customers are served in a reliable, affordable, and sustainable manner. We have a tremendous business platform with Vistra Vision and a portfolio of efficient, reliable, dispatchable generation assets with Vistra Tradition. We operate assets that are well run, meet the customers’ needs, and are supported by strong risk management and commercial capabilities. Vistra is well-positioned to lead in the competitive electric sector.”

“As an active investor committed to the global energy transition, we believe Vistra has designed an attractive investment and structure that will create value for all stakeholders while continuing to advance zero-carbon solutions,” said John Miller, head of municipals at Nuveen. “This new platform will be a meaningful force for decarbonization in the energy industry, and we look forward to being part of it.”

“We are proud of Avenue’s four-year partnership with the Energy Harbor team and look forward to our unique investment in Vistra Vision, which combines a growing set of nuclear, solar, and storage assets with an innovative retail business essential for the energy transition,” shared Avenue Capital Group’s Senior Portfolio Manager Matt Kimble.

Burke concluded, “We look forward to welcoming the Energy Harbor generation and retail teams in Ohio and Pennsylvania to Vistra. We focus on being a preferred place to work and a core member of the communities where our plants, retail offices, and customers are located, which will soon include Akron among other locations in Ohio and Pennsylvania. Our purpose at Vistra, ‘Lighting up lives, powering a better way forward,’ will be greatly reinforced with this exciting opportunity. I want to thank Energy Harbor for their confidence in our team at Vistra.”

Vistra – Press Release

March 6, 2023, Page 3

Transaction Structure

Vistra will form a new subsidiary holding company, referred to generally as Vistra Vision, which will own all of Vistra’s nuclear and retail businesses, as well as Vistra Zero assets. At closing of the transaction, Energy Harbor will merge with and into a subsidiary of Vistra, thereby becoming a wholly owned subsidiary of Vistra Vision. Total compensation will consist of $3 billion cash and a 15% equity interest in Vistra Vision. Most Energy Harbor shareholders will receive cash at closing, and the two largest shareholders, Avenue Capital Group and Nuveen, will receive a combination of cash and the 15% ownership interest. In addition, Vistra Vision will assume ~$430 million of net debt from Energy Harbor in the transaction. Vistra will continue to own 85% of Vistra Vision, as well as 100% of Vistra Tradition, Vistra’s highly efficient gas and coal generation fleet. Vistra intends to finance the majority of the $3 billion of cash consideration through debt financing at Vistra Operations, with all or a portion of the debt expected to be invested in Vistra Vision via an inter-company loan. At closing, it is expected that the net debt of Vistra Vision will be ~$3.430 billion.

Vistra has committed financing sufficient to fund the cash consideration and plans to execute long-term financings prior to the closing of the transaction.

Vistra will not acquire Energy Harbor’s legacy conventional generation fleet. Energy Harbor has previously signed definitive agreements to sell these assets to third parties.

Projected Strategic and Financial Benefits

Vistra Vision will be a premier zero-carbon generation and retail growth company. With a continuing safety-first culture, it will operate the second-largest competitive nuclear fleet in the country with four nuclear plants totaling more than 6,400 MW across ERCOT and PJM. This fleet provides critical, zero-carbon baseload generation that produces enough electricity to power 3.2 million U.S. homes. Vistra Vision will also own a portfolio of ~340 MW of operating solar assets and ~1,020 MW of operating storage assets, including 350 MW of storage through the Phase 3 expansion of its Moss Landing Energy Storage Facility, expected online mid-2023. The operating portfolio is expected to grow through time, including through an identified development pipeline of ~1,100 MW of renewables and storage assets; this growth is expected to be primarily funded by non-recourse financing and free cash flow generated by the Vistra Zero assets.

Additionally, Vistra Vision will operate one of the largest retail businesses in the country with ~5 million customers across 18 states. Through Vistra Vision and Vistra Tradition, Vistra will continue to operate as a fully integrated power company, leveraging commercial acumen and back office and fleet support.

Vistra Vision and Vistra Tradition will each produce significant Adjusted EBITDA and Adjusted FCFbG for Vistra shareholders. Vistra Vision’s earnings power and free cash flows are expected to benefit from significant downside protection through the nuclear production tax credit, for which all four of the nuclear assets it will own following this transaction are eligible through at least 2032. Throughout the past several months, Vistra has performed detailed diligence of the Energy Harbor assets, including site visits and extensive third-party operational analysis. Vistra has also identified a significant amount of synergy opportunities through scale efficiencies by combining the businesses. Specifically, Vistra expects the combination to result in at least $125 million of run-rate annual synergies by year-end 2025 from optimized operations and cost structure efficiencies.

Vistra – Press Release

March 6, 2023, Page 4

Vistra’s Continuing Capital Allocation Plan

As of Feb. 23, 2023, Vistra had ~$800 million remaining under its $3.25 billion share repurchase authorization. On March 5, 2023, Vistra’s board authorized an additional $1 billion of share repurchases, effective immediately. Vistra expects to complete the upsized ~$1.8 billion authorization by year-end 2024. In addition, Vistra continues to expect to repurchase $1 billion of stock each year 2025-2026, as well as pay $300 million in aggregate dividends in each year 2023-2026 (subject to board approval), in line with its original capital allocation plan announced in November 2021.

Management and Headquarters

Following the close of the transaction, the combined company will be led by Jim Burke, Vistra’s president and CEO, and will continue to trade on the NYSE under ticker VST. The Energy Harbor senior leadership is expected to remain with that company through at least the closing of the transaction. The combined company will be headquartered in Irving, Texas, with retail offices in Texas, Ohio, Pennsylvania, and Illinois.

Conditions and Timing

The companies anticipate closing the transaction in the second half of 2023. The transaction is subject to certain regulatory approvals, including by the Nuclear Regulatory Commission, the Federal Energy Regulatory Commission, and the Department of Justice under the Hart-Scott-Rodino Act.

Advisors

Citi is serving as exclusive financial advisor, and Latham & Watkins LLP and Balch & Bingham LLP are serving as legal advisors to Vistra.

Goldman Sachs & Co. LLC and RBC Capital Markets, LLC are serving as financial advisors, Dechert LLP is serving as corporate legal counsel, and Morgan, Lewis & Bockius LLP is serving as regulatory counsel to Energy Harbor.

Webcast

Vistra will host a webcast today, March 6, 2023, beginning at 9:00am ET (8:00 a.m. CT) to discuss this transaction. The live webcast and the accompanying slides that will be discussed on the call can be accessed via Vistra’s website at www.vistracorp.com under “Investor Relations” and then “Events & Presentations.” Participants can also listen by phone by registering here prior to the start time of the call to receive a conference call dial-in number. A replay of the webcast will be available on Vistra’s website for one year following the live event.

Vistra – Press Release

March 6, 2023, Page 5

About Non-GAAP Financial Measures and Items Affecting Comparability

“Adjusted EBITDA” (EBITDA as adjusted for unrealized gains or losses from hedging activities, tax receivable agreement impacts, reorganization items, and certain other items described from time to time in Vistra’s earnings releases), “Adjusted Free Cash Flow before Growth” (or “Adjusted FCFbG”) (cash from operating activities excluding changes in margin deposits and working capital and adjusted for capital expenditures (including capital expenditures for growth investments), other net investment activities, and other items described from time to time in Vistra’s earnings releases), “Ongoing Operations Adjusted EBITDA” (adjusted EBITDA less adjusted EBITDA from Asset Closure segment), “Net Income (Loss) from Ongoing Operations” (net income less net income from Asset Closure segment), and “Ongoing Operations Adjusted Free Cash Flow before Growth” or “Ongoing Operations Adjusted FCFbG” (adjusted free cash flow before growth less cash flow from operating activities from Asset Closure segment before growth) are “non-GAAP financial measures.” A non-GAAP financial measure is a numerical measure of financial performance that excludes or includes amounts so as to be different than the most directly comparable measure calculated and presented in accordance with GAAP in Vistra’s consolidated statements of operations, comprehensive income, changes in stockholders’ equity and cash flows. Non-GAAP financial measures should not be considered in isolation or as a substitute for the most directly comparable GAAP measures. Vistra’s non-GAAP financial measures may be different from non-GAAP financial measures used by other companies.

Vistra uses Adjusted EBITDA as a measure of performance and believes that analysis of its business by external users is enhanced by visibility to both Net Income prepared in accordance with GAAP and Adjusted EBITDA. Vistra uses Adjusted Free Cash Flow before Growth as a measure of liquidity and believes that analysis of its ability to service its cash obligations is supported by disclosure of both cash provided by (used in) operating activities prepared in accordance with GAAP as well as Adjusted Free Cash Flow before Growth. Vistra uses Ongoing Operations Adjusted EBITDA as a measure of performance and Ongoing Operations Adjusted Free Cash Flow before Growth as a measure of liquidity, and Vistra’s management and board of directors have found it informative to view the Asset Closure segment as separate and distinct from Vistra’s ongoing operations. Vistra uses Net Income (Loss) from Ongoing Operations as a non-GAAP measure that is most comparable to the GAAP measure Net Income in order to illustrate the company’s Net Income excluding the effects of the Asset Closure segment, as well as a measure to compare to Ongoing Operations Adjusted EBITDA. The schedules attached to this earnings release reconcile the non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with U.S. GAAP.

Media

Meranda Cohn

214-875-8004

Media.Relations@vistracorp.com

Analysts

Meagan Horn

214-812-0046

Investor@vistracorp.com

Vistra – Press Release

March 6, 2023, Page 6

About Vistra

Vistra (NYSE: VST) is a leading Fortune 500 integrated retail electricity and power generation company based in Irving, Texas, providing essential resources for customers, commerce, and communities. Vistra combines an innovative, customer-centric approach to retail with safe, reliable, diverse, and efficient power generation. The company brings its products and services to market in 20 states and the District of Columbia, including six of the seven competitive wholesale markets in the U.S. Serving approximately 4 million residential, commercial, and industrial retail customers with electricity and natural gas, Vistra is one of the largest competitive electricity providers in the country and offers over 50 renewable energy plans. The company is also the largest competitive power generator in the U.S. with a capacity of approximately 37,000 megawatts powered by a diverse portfolio, including natural gas, nuclear, solar, and battery energy storage facilities. In addition, Vistra is a large purchaser of wind power. The company owns and operates the 400-MW/1,600-MWh battery energy storage system in Moss Landing, California, the largest of its kind in the world. Vistra is guided by four core principles: we do business the right way, we work as a team, we compete to win, and we care about our stakeholders, including our customers, our communities where we work and live, our employees, and our investors. Learn more about our environmental, social, and governance efforts and read the company’s sustainability report at https://www.vistracorp.com/sustainability/.

About Energy Harbor

Energy Harbor is a highly reliable provider of carbon free baseload electricity committed to Environmental, Social and Governance (ESG) principles critical to meeting the nation’s emissions goals and accelerating the country’s clean energy transition. Our success is driven by our unwavering employee commitment to safe, reliable operations, financial stability and best in class service to meet the energy and sustainability needs of our customers.

For more information on Energy Harbor visit www.energyharbor.com

Cautionary Note Regarding Forward-Looking Statements

The information presented herein includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements, which are based on current expectations, estimates and projections about the industry and markets in which Vistra Corp. (“Vistra”) operates and beliefs of and assumptions made by Vistra’s management, involve risks and uncertainties, which are difficult to predict and are not guarantees of future performance, that could significantly affect the financial results of Vistra. All statements, other than statements of historical facts, that are presented herein, or in response to questions or otherwise, that address activities, events or developments that may occur in the future, including such matters as activities related to our financial or operational projections, financial condition and cash flows, projected synergy, value lever and net debt targets, capital allocation, capital expenditures, liquidity, projected Adjusted EBITDA to free cash flow conversion rate, dividend policy, business strategy, competitive strengths, goals, future acquisitions or dispositions, development or operation of power generation assets, market and industry developments and the growth of our businesses and operations (often, but not always, through the use of words or phrases, or the negative variations of those words or other comparable words of a future or forward-looking nature, including, but not limited to: “intends,” “plans,” “will likely,” “unlikely,” “believe,” “confident”, “expect,” “seek,” “anticipate,” “estimate,” “continue,” “will,” “shall,” “should,” “could,” “may,” “might,” “predict,” “project,” “forecast,” “target,” “potential,” “goal,” “objective,” “guidance” and “outlook”), are forward-looking statements. Readers are cautioned not to place undue reliance on forward-looking statements. Although Vistra believes that in making any such forward-looking statement, Vistra’s expectations are based on reasonable assumptions, any such forward-looking statement involves uncertainties and risks that could cause results to differ materially from those projected in or implied by any such forward-looking statement, including, but not limited to: (i) adverse changes in general economic or market conditions (including changes in interest rates) or changes in political conditions or federal or state laws and regulations; (ii) the ability of Vistra to execute upon its contemplated strategic, capital allocation, performance, and cost-saving initiatives and to successfully integrate acquired businesses; (iii) actions by credit ratings agencies; (iv) the severity, magnitude and duration of pandemics, and the resulting effects on our results of operations, financial condition and cash flows; (v) the severity, magnitude and duration of extreme weather events, contingencies and uncertainties relating thereto, most of which are difficult to predict and many of which are beyond our control, and the resulting effects on our results of operations, financial condition and cash flows; and (vi) those additional risks and factors discussed in reports filed with the Securities and Exchange Commission by Vistra from time to time, including the uncertainties and risks discussed in the sections entitled “Risk Factors” and “Forward-Looking Statements” in Vistra’s annual report on Form 10-K for the year ended December 31, 2022 and any subsequently filed quarterly reports on Form 10-Q.

Any forward-looking statement speaks only at the date on which it is made, and except as may be required by law, Vistra will not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date on which it is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible to predict all of them; nor can Vistra assess the impact of each such factor or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement.